UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 27, 2013
 (Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
 (Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On February 27, 2013, the board of directors of Digirad Corporation, (“Digirad” or “the Company”), determined to restructure the Company’s Diagnostic Imaging business to reduce costs and to focus on maximizing cash flow from the Company’s DIS services business.  This restructuring effort will also include a reduction in force.  We currently cannot make a reasonable estimate of the total one-time costs or cash outlay to be incurred as part of this restructuring effort.  We anticipate the restructuring will be substantially complete by December 31, 2013.

Item 2.06.  Material Impairments.

As part of the restructuring approved on February 27, 2013, our management is conducting an impairment review under applicable accounting rules to determine whether, and to what extent, the change in our business strategy and restructuring of our Diagnostic Imaging camera business creates any impairment; both as of December 31, 2012 and for the quarter ending March 31, 2013.  We currently cannot make a reasonable estimate of any potential impairment under this restructuring effort.

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    In connection with the determination to change the Company’s business strategy, the board of directors appointed Matthew G. Molchan, who has served as President, Digirad Imaging Solutions, Inc. since January 2012 to serve as President of Digirad Corporation, effective February 27, 2013. Todd P. Clyde, the Company’s current President and Chief Executive Officer, will continue to serve as Chief Executive Officer during a transition period that is currently anticipated to end on July 1, 2013.

The board of directors also approved certain changes in the compensation of certain senior executives. Mr. Molchan’s base salary increased to $275,000 per year from $250,000 per year, and he will be eligible to receive a performance bonus equal to 60% of his base salary under our 2013 executive incentive bonus plan. The terms and conditions, including corporate and individual performance goals, of our 2013 executive incentive bonus plan have not yet been established.  The summary description of Mr. Molchan’s employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, dated as of May 1, 2007, as amended on August 7, 2010, that is attached hereto as Exhibit 10.1.

The board authorized the Company to enter into an amended employment agreement with Mr. Clyde pursuant to which the Company has agreed to pay Mr. Clyde the severance owed under his existing executive employment agreement following the end of the transition period.  During the transition period, Mr. Clyde’s base salary will remain at $335,000 per year.  Mr. Clyde is eligible to receive a performance bonus equal to 60% of his base salary under our 2013 executive incentive bonus plan upon the achievement of certain to be determined corporate and individual performance goals. Mr. Clyde’s stock options and restricted stock units will continue to vest during the transition period. The Company has agreed to reimburse up to $7,500 of Mr. Clyde’s legal fees associated with this separation arrangement. Mr. Clyde will not stand for reelection at the upcoming 2013 annual meeting of stockholders. He has served as a member of the board of directors since October 2008, and he will continue to serve as a member of the Company’s board of directors until the annual meeting of stockholders to be held on May 3, 2013.

Mr. Clyde has approved this Current Report on Form 8-K and confirmed that he has no disagreement with the Company relating to its operations, policies, or practices.  The summary description of Mr. Clyde’s employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, dated as of October 30, 2008, as amended on December 31, 2010 (as filed as Exhibit 10.2 on Current Form 8-K on January 3, 2011).

Virgil J. Lott, the Company’s current Senior Vice President, Operations, will remain with the Company and will lead the Company’s Diagnostic Imagining business, and will be elevated to President of that group. In connection with his appointment as President of the Diagnostic Imaging business, Mr. Lott’s base salary has been increased from $220,000 per year to $235,000 per year. Mr. Lott is eligible to receive a bonus equal to 40% of his base salary under our 2013 executive incentive bonus plan, of which one-half is guaranteed and the remainder is subject to the satisfaction of certain corporate and individual performance objectives to be determined in 2013.

Jeffry R. Keyes will continue as the Company’s Chief Financial Officer.  The board of directors has authorized the Company to enter into an executive employment agreement with Mr. Keyes pursuant to which he would receive six months’ severance at his current salary, six months’ of COBRA coverage and full acceleration of his outstanding equity instruments in the event that he is terminated, the Company completes a change of control transaction, he no longer reports to the Company’s Chief Executive Officer or he is required to move more than 50 miles from the Company’s current headquarters. Mr. Keyes will continue to be eligible to participate into in the Company’s executive incentive bonus plan for fiscal 2013, the complete terms and conditions, including performance goals, of which have not yet been established by the board of directors. Any such bonus earned by Mr. Keyes must be paid by the Company no later than March 15, 2014 and must be paid in full if he is terminated prior to March 15, 2014. Mr. Keyes’s annualized target bonus for 2013 shall equal 40% of his base salary, of which one-half is guaranteed and the remainder is subject to the satisfaction of certain to be determined corporate and individual performance objectives to be determined in 2013. The summary description of Mr. Keyes’ executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, dated as of March 4, 2013, that is attached hereto as Exhibit 10.2.

On February 27, 2013, the board informed Sarah L. Hanssen that her position with the Company, of Senior Vice President, Commercial Operations and Business Development, would be eliminated on May 1, 2013. The board also informed Richard L. Conwell, Senior Vice President, Technology on February 27, 2013, that his position would be eliminated on March 15, 2013.

Item 8.01.  Other Events.

On February 27, 2013, the Company increased its stock buyback program, which was originally implemented in February 2009, to permit an additional $3 million of its issued and outstanding common shares to be repurchased. As amended, the stock buyback program permits the Company to purchase an aggregate of $7 million of its common stock. Approximately $2 million worth of the Company’s common stock has been repurchased under the program to date.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d)  Exhibits.

10.1	Employment Agreement, dated as of May 1, 2007, as amended on August 7, 2010, by and between the Company and Matthew G. Molchan.

10.2	Executive Employment Agreement, dated as of March 4, 2013, by and between the Company and Jeffry R. Keyes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:           March 5, 2013

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 1, 2007, as amended on August 7, 2010, by and between the Company and Matthew G. Molchan.

10.2	Executive Employment Agreement, dated as of March 4, 2013, by and between the Company and Jeffry R. Keyes.